                                   Exhibit 1.1


     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the
                                               ---------
5th day of July 2002 by and among Level 3 Communications, Inc., a Delaware corporation (the "Company"), and each of the investors named in EXHIBIT A
                  -------                                       ---------
attached hereto (each, an "Investor" and collectively, the "Investors").
                                                            ---------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company desires to issue and sell to each Investor pursuant to this Agreement and the Registration Statement (as defined below), and each Investor, severally, desires to purchase from the Company the aggregate principal amount of the Company's 9% Junior Convertible Subordinated Notes due 2012 as is set forth opposite its respective name in EXHIBIT A hereto, which
                                                     ---------
Notes will be upon issuance convertible into authorized but unissued shares of the Company's (i) Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") or (ii) common stock, $.01 par value per share (the
      ---------------
"Common Stock"); and
 ------------

     WHEREAS, the Company has authorized the issuance of up to 500,000 shares of its Preferred Stock, which shares will be upon issuance, convertible into authorized but unissued shares of Common Stock;

     NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

     1.   Definitions. As used in this Agreement, the following terms shall have
          -----------
the following respective meanings:

     1.1. "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     1.2. "Disclosure Documents" means the Company's Annual Report on Form 10-K
           --------------------
for the year ended December 31, 2001, as amended, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, any Current Reports on Form 8-K filed or furnished by the Company on or after December 31, 2001, the Company's Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, dated June 20, 2002, the Registration Statement and the Prospectus, together in each case with any documents incorporated by reference therein or exhibits thereto.

     1.3. "Exchange Act" means the Securities Exchange Act of 1934 and all of
           ------------
the rules and regulations promulgated thereunder.

     1.4. "Material Adverse Effect" means any change, event or occurrence which,
           -----------------------
individually or in the aggregate, has had a material adverse effect on, or a material adverse change in, (i) the business, operations, financial condition or results of operations of the

Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the telecommunications industry in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement or (d) arising out of or resulting from actions of the Investors in connection with this Agreement.

     1.5. "Notes" means one or more of the Company's 9% Junior Convertible
           -----
Subordinated Notes due 2012 containing the same terms and conditions and with the same conversion features as set forth in the form of note attached hereto as EXHIBIT B.
---------

     1.6.  "Person" means an individual, partnership, corporation, limited
            ------
liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

     1.7.  "Prospectus" means the base prospectus included in the Registration
            ----------
Statement together with the prospectus supplement relating to the Securities first filed with the SEC pursuant to Rule 424(b) under the Securities Act.


     1.8.  "SEC" shall mean the Securities and Exchange Commission.
            ---

     1.9. "Securities" shall mean the Notes and shares of Preferred Stock and
           ----------
Common Stock issuable upon conversion of the Notes and upon conversion of the Preferred Stock.

     1.10. "Securities Act" shall mean the Securities Act of 1933, as amended,
            --------------
and all of the rules and regulations promulgated thereunder.

     1.11. "Trust Indenture Act" means the Trust Indenture Act of 1939, as
            -------------------
amended and as in force as the date hereof.

     2.    Authorization, Purchase and Sale of the Notes.
           ----------------------------------------------

     2.1.  Authorization of Securities. The Company has, or on or before the
           ---------------------------
Closing Date (as defined below) will have, (i) authorized the Notes, (ii) authorized and created a series of its preferred stock consisting of 500,000 shares of Preferred Stock, par value $.01 per share, designated as its "Series B Convertible Preferred Stock," shares of which are issuable upon conversion of the Notes and (iii) authorized the issuance of the shares of Common Stock issuable upon conversion of the Notes and upon conversion of the Preferred Stock. The terms, limitations and relative rights and preferences of the Preferred Stock are set forth in a Certificate of Designations, Number, Preferences and Rights of Series B Convertible Preferred Stock of the Company, the form of which is attached hereto as EXHIBIT C (the "Certificate of
                                        ---------       --------------
Designations").
------------

     2.2. Purchase and Sale of the Notes.
          ------------------------------

     (a) Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue and sell to each Investor, and each

Investor, severally, shall purchase from the Company the aggregate principal amount of Notes set forth opposite the name of such Investor under the heading "Principal Amount of Notes to be Purchased" on EXHIBIT A hereto, at a purchase
                                               ---------
price equal to the principal amount of Notes purchased.

     2.3. Closing.
          -------

     (a) The closing (the "Closing") shall take place at the offices of Willkie
                           -------
Farr & Gallagher, 787 Seventh Avenue, New York, NY on July 8, 2002 or such other date mutually agreed to by the Company and the Investors (the "Closing Date").
                                                               ------------
At the Closing, each Investor shall make payment to the Company of the purchase price set forth opposite such Investor's name on EXHIBIT A hereto under the
                                                 ---------
caption "Purchase Price Payable at the Closing" by wire transfer to the Company of immediately available funds, against delivery to such Investor by the Company of one or more Note(s) in the principal amount as set forth opposite such Investor's name on Exhibit A hereto.
                   ---------

     3.   Representations and Warranties of the Company. Except as set forth in
          ---------------------------------------------
the Disclosure Documents, the Company hereby represents and warrants to each of the Investors as follows:

     3.1. Incorporation. The Company is a corporation duly organized, validly
          -------------
existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

     3.2. Subsidiaries. Each subsidiary of the Company that is a corporation
          ------------
has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect.

     3.3. Capitalization. As of the date of this Agreement, the authorized
          --------------
capital stock of the Company consists of 1,500,000,000 shares of Common Stock, 8,500,000 shares of Class R Convertible Common Stock, par value $.01 per share (the "Class R Common Stock") and 10,000,000 shares of undesignated preferred
      --------------------
stock, par value $.01 per share, of which 500,000 shares have been designated as Series A Convertible Preferred Stock, par value $.01 per share (the "Series A
                                                                     --------
Preferred Stock"). As of the date of this Agreement, there are no shares of
---------------
Class R Common Stock or Series A Preferred Stock issued and outstanding. All outstanding shares of Common Stock have been duly authorized, and have been validly issued, are fully paid and nonassessable.

     3.4. Authorization. All corporate action on the part of the Company, its
          -------------
officers, directors and stockholders necessary for the authorization of the Notes and the filing of the Certificate of Designations, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. At or prior to the Closing, the Company will have reserved for issuance the shares of Preferred Stock and Common Stock issuable upon conversion of the Notes and the Preferred Stock.

     3.5. Valid Issuance.
          --------------

     (a) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee (as defined below) in accordance with the terms of the Indenture (as defined below) and delivered to and paid for by the Investors in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of September 20, 1999 (the "Base Indenture")
                                                               --------------
between the Company and IBJ Whitehall Bank and Trust Company, as Trustee, as supplemented by the First Supplemental Indenture, dated as of September 20, 1999 (the "First Supplemental Indenture") between the Company and IBJ Whitehall Bank
      ----------------------------
and Trust Company, as Trustee, as further supplemented by the Second Supplemental Indenture, dated as of February 29, 2000 (the "Second Supplemental
                                                            -------------------
Indenture") between the Company and The Bank of New York (the successor trustee
---------
to IBJ Whitehall Bank and Trust Company), as Trustee, as further supplemented by the Third Supplemental Indenture, to be dated as of the Closing Date (the "Third
                                                                           -----
Supplemental Indenture" and together with the Second Supplemental Indenture, the
----------------------
First Supplemental Indenture and the Base Indenture, the "Indenture") between
                                                          ---------
the Company and The Bank of New York (the successor trustee to IBJ Whitehall Bank and Trust Company), as Trustee (the "Trustee"), under which they are to be
                                          -------
issued. The Base Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus. The First Supplemental Indenture and the Second Supplemental Indenture relate solely to the respective securities issued thereunder and do not amend the terms of the Base Indenture as it relates to the Notes.

     (b) Upon their issuance in accordance with the terms of the Notes, the shares of Preferred Stock or Common Stock issued upon conversion of the Notes and the Preferred

Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock or Common Stock, as the case may be, free of all preemptive or similar rights.


     (c) The Company's registration statement on Form S-3 (File No. 333-53914) (the "Registration Statement"), including the base prospectus relating to
      ----------------------
certain debt and equity securities to be offered from time to time by the
Company: (i) was prepared by the Company in conformity with the requirements of the Securities Act and (ii) was declared effective by the SEC. The Company has at all times relevant to the offering of the Notes contemplated hereby complied with the conditions for the use of Form S-3 and is eligible to use Form S-3. Copies of the Registration Statement, including any amendments thereto and the Prospectus contained therein have heretofore been delivered by the Company to the Investors. The Registration Statement is effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has prepared and delivered to the Investors and will file with the SEC pursuant to Rule 424(b), no later than two business days after the date hereof, a supplement to the base prospectus included in the Registration Statement relating to the Securities and the offering thereof in conformity with the requirements of the Securities Act.

     3.6. Transferability. Assuming the accuracy of the Investors
          ---------------
representations and warranties in Sections 4.6 and 4.7 hereof and that such representations and warranties shall remain accurate as of the date of any such transfer, the Securities acquired by the Investors may be transferred by them without registration under the Securities Act.

     3.7. Absence of Certain Changes. Since March 31, 2002, there has not been
          --------------------------
any Material Adverse Effect.

     3.8. Disclosure Documents. The information contained or incorporated by
          --------------------
reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC.

     3.9. Consents. All consents, approvals, orders and authorizations required
          --------
on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than (i) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, have been obtained and will be effective as of the Closing Date, other than such filings required to be made after the Closing under applicable federal and state securities laws and (ii) other than any of the foregoing, the failure to make or obtain will not have a Material Adverse Effect.


     3.10. No Conflict. The execution and delivery of this Agreement by the
           -----------
Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the

Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

     3.11. No Manipulation of Stock. The Company has not taken, in violation of
           ------------------------
applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

     3.12. Company Not an "Investment Company". The Company is not, and
           -----------------------------------
immediately after receipt of payment for the Notes will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4. Representations and Warranties of Each Investor. Each Investor,
        -----------------------------------------------
severally for itself and not jointly with the other Investors, represents and warrants to the Company as follows:

     4.1. Organization. Such Investor, if it is a legal entity, is duly and
          ------------
validly existing under the jurisdiction of its organization.

     4.2. Authorization. All action on the part of such Investor necessary for
          -------------
the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Investor has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     4.3. No Conflict. The execution and delivery of this Agreement by such
          -----------
Investor and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Investor (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Investor or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect (a) on such Investor or (b) on the ability of such Investor to perform its obligations under this Agreement.

     4.4. Consents. All consents, approvals, orders and authorizations required
          --------
on the part of such Investor in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Closing Date.

     4.5. No Manipulation of Stock. Such Investors has not taken, in violation
          ------------------------
of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

     4.6. Group; Affiliate. Such Investor together with the other Investors do
          ----------------
not constitute a "group" with the meaning of Section 13(d)(3) of the Exchange Act. Such Investor is not and, after giving effect to the sale and purchase of the Notes contemplated by this Agreement, will not be an Affiliate of the Company. Such Investor agrees that it shall not take any actions such that the Investors may be deemed to be a "group" under Section 13(d)(3) of the Exchange Act. After giving effect to the sale and purchase of the Notes contemplated under this Agreement, such Investor together with its Affiliates will beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) less than twenty percent (20%) of the Company's outstanding Common Stock.

     4.7. Purchase Entirely for Own Account. Such Investor is acquiring the
          ---------------------------------
Notes for its own account, and not with a view to, or for sale in connection with any distribution of the Notes, but subject, nevertheless, to any requirement of law that the disposition of such Investor's property shall at all times be within such Investor's control. Such Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Notes.

     5. Covenants.
        ---------

     5.1. Governmental Approvals. As soon as practicable after the execution of
          ----------------------
this Agreement, the Company and each Investor shall file all applications and reports and take such other action which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and each Investor shall give all additional notices to third parties and take other action reasonably required to be or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

     5.2. Further Assurances. Each party agrees to cooperate with each other and
          ------------------
their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing any document or the taking of any action to assist the other parties hereto in complying with the terms of Section 5.1 hereof.

     5.3. Registration. In the event an Investor becomes an Affiliate of the
          ------------
Company or is deemed an Affiliate of the Company, then such Investor shall be entitled to one demand registration right relating to the registration of the Securities under the Securities Act on customary terms and conditions to be mutually agreed upon by the Company and such Investor. The Company shall bear all expenses in connection with the Company's registration of the Securities pursuant to this Section 5.3, provided, however, that the Investors shall bear
                              --------  -------
the cost
of all underwriting discounts and selling commissions and similar fees applicable to the sale of the Securities and fees and expenses of its legal counsel and all transfer taxes.


     5.4. Certificate of Designations. As soon as practicable, but in no event
          ---------------------------
later than 5 business days, after the execution of this Agreement, the Company shall file the Certificate of Designations with the Secretary of State of the State of Delaware, and deliver satisfactory evidence of such filing to the Investors.

     5.5. NASDAQ. Within three business days following the Closing Date, the
          ------
Common Stock issuable upon conversion of the Notes and the Preferred Stock shall have been listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market.

     6. Conditions Precedent.
        --------------------

     6.1. Conditions to the Obligation of the Investors to Consummate the
          ---------------------------------------------------------------
Closing.
-------
The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Notes being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

     (a) The purchase of, and payment for, the Notes by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

     (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (c) The Company and the Trustee shall have executed and delivered the Third Supplemental Indenture in the form attached hereto as Exhibit D and the Trustee
                                                      ---------
shall have executed and delivered a certificate of authentication with respect to the Notes.

     (d) Each Investor shall have received from the Company's counsel, Willkie Farr & Gallagher, an opinion substantially in the form attached hereto as Exhibit E.
---------

     6.2. Conditions to the Obligation of the Company to Consummate the Closing.
          ---------------------------------------------------------------------
The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

     (a) Such Investor shall have paid the purchase price set forth opposite such Investor's name on Exhibit A hereto under the heading "Purchase Price Payable at the Closing."

     (b) The sale of the Notes by the Company shall not be prohibited or enjoined by any law or governmental or court order or regulation.

     (c) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (d) The Company and the Trustee shall have executed and delivered the Third Supplemental Indenture in the form attached hereto as Exhibit D and the Trustee shall have executed and delivered a certificate of authentication with respect to the Notes.

     Each Investor's obligations under this Section 6.1 shall be several and independent from the obligations of each other Investor; provided, however, that the Company shall not be obligated to consummate the transactions contemplated by this Agreement unless the conditions set forth in this Section 6.2 have been satisfied with respect to all of the Investors.

     7. Termination.
        -----------

     7.1. Conditions of Termination. Notwithstanding anything to the contrary
          -------------------------
contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of the Company and the Investors, or (b) by either the Investors or the Company if the Closing shall not have occurred on or prior to July 31, 2002.

     7.2. Effect of Termination. In the event of termination pursuant to Section
          ---------------------
7.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Investors, or their directors, officers, agents or stockholders, with respect to this Agreement, except for the liability for any willful breach of this Agreement.

     8. Miscellaneous Provisions.
        ------------------------

     8.1. Public Statements or Releases. Neither the Company nor any Investor
          -----------------------------
shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange or market, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

     8.2. Pronouns. All pronouns or any variation thereof shall be deemed to
          --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     8.3. Notices.
          -------

     (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder
                --------------
shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

     (b) All correspondence to the Company shall be addressed as follows:

         Level 3 Communications, Inc.
         1025 Eldorado Boulevard

                           Broomfield, CO 80021

                           Attention:  Thomas C. Stortz, Esq.
                           Facsimile:  (720) 888-5127
                                    with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, NY 10019

                           Attention:  John S. D'Alimonte

                           Facsimile:  (212) 728-8111

     (c) All correspondence to any Investor shall be sent to such Investor at the address set forth in EXHIBIT A.
                         ---------

     (d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.


     8.4. Captions. The captions and paragraph headings of this Agreement are
          --------
solely for the convenience of reference and shall not affect its interpretation.

     8.5. Severability. Should any part or provision of this Agreement be held
          ------------
unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

     8.6. Governing Law. This Agreement shall be governed by, and construed in
          --------------
accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.


     8.7. Waiver. No waiver of any term, provision or condition of this
          ------
Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     8.8. Expenses. Each party shall bear the cost of any and all fees and
          --------
expenses incurred in connection with the transactions contemplated hereby including, without limitation, legal, consulting and accounting fees; provided,
                                                                      --------
however, that the Company shall pay the fees of one counsel to the Investors not
-------
in excess of $50,000.

     8.9. Assignment. The rights and obligations of the parties hereto shall
          ----------
inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

     8.10. Counterparts. This Agreement may be signed in one or more
           ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument

     8.11. Entire Agreement. This Agreement (including the exhibits hereto)
           ----------------
constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral, other than that certain "Whereas Agreement," dated as the date hereof. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Investors.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                  LEVEL 3 COMMUNICATIONS, INC.


                                  By: /s/ Thomas C. Stortz
                                      --------------------------------------
                                      Name:  Thomas C. Stortz
                                      Title: Group Vice President


                                  INVESTORS:

                                  LONGLEAF PARTNERS FUND,
                                  a series of Longleaf Partners Funds Trust, a Massachusetts business trust

                                  By: /s/ O. Mason Hawkins
                                      --------------------------------------
                                      Name:  O. Mason Hawkins
                                      Title: Chairman of the Board

                                  LONGLEAF PARTNERS SMALL-CAP FUND,
                                  a series of Longleaf Partners Funds Trust, a Massachusetts business trust

                                  By: /s/ O. Mason Hawkins
                                      --------------------------------------
                                      Name:  O. Mason Hawkins
                                      Title: Chairman of the Board

                                  LEGG MASON SPECIAL INVESTMENT TRUST, INC.

                                  By: Legg Mason Funds Management, Inc.
                                      Investment Manager

                                  By: /s/ Mary Chris Gay
                                      --------------------------------------
                                      Name:  Mary Chris Gay
                                      Title: Senior Vice President



               [Signature Page to Securities Purchase Agreement]

                              LEGG MASON INVESTMENT TRUST, INC.

                              By:  Legg Mason Funds Management, Inc.
                                   Investment Manager


                              By: /s/ Mary Chris Gay
                                 -------------------------------------------
                                 Name:  Mary Chris Gay
                                 Title: Senior Vice President

                              BERKSHIRE HATHAWAY INC.

                              By: /s/ Warren E. Buffett
                                 -------------------------------------------
                                 Name:  Warren E. Buffett
                                 Title: Chairman and Chief Executive Officer


               [Signature Page to Securities Purchase Agreement]


                                    Exhibit A

                                    INVESTORS

                  Investor                        Principal Amount of Notes         Purchase Price Payable
              Name and Address                         to be Purchased                  at the Closing
--------------------------------------------------------------------------------------------------------------

Longleaf Partners Fund                                  $230,000,000                     $230,000,000
  c/o Southeastern Asset
  Management, Inc.
6410 Poplar Ave., #900
Memphis, TN  38119
Attention:  O. Mason Hawkins
Facsimile:  (901) 818-5160

Longleaf Partners Small-Cap Fund                          70,000,000                       70,000,000
c/o Southeastern Asset
  Management, Inc.
6410 Poplar Ave., #900
Memphis, TN  38119
Attention: O. Mason Hawkins
Facsimile: (901) 818-5160

Legg Mason Special Investment Trust, Inc.                 50,000,000                       50,000,000
c/o Legg Mason Funds Management, Inc.
100 Light Street, 22nd Floor
Baltimore, MD 21202
Attention:  Jennifer Murphy

Legg Mason Investment Trust, Inc.                         50,000,000                       50,000,000
c/o Legg Mason Funds
   Management, Inc.
100 Light Street, 22nd Floor
Baltimore, MD 21202
Attention:  Jennifer Murphy

Berkshire Hathaway Inc.                                  100,000,000                      100,000,000
1440 Kiewit Plaza
Omaha, NE 68131 Attention:
                                              ---------------------------------- -----------------------------
TOTAL                                                   $500,000,000                     $500,000,000
                                              ================================== =============================

                                    EXHIBIT B

                                  FORM OF NOTE

                                    EXHIBIT C

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK

                                    EXHIBIT D

                      FORM OF THIRD SUPPLEMENTAL INDENTURE

                                    EXHIBIT E

                   FORM OF OPINION OF WILLKIE FARR & GALLAGHER